Exhibit 10.10

FORM OF

VECTOR STEALTH HOLDINGS II, L.L.C.

AMENDED AND RESTATED 2007 EQUITY PLAN

NOTICE OF CLASS C UNIT GRANT

You have been granted Class C Units of Vector Stealth Holdings II, L.L.C. (the “Company”) pursuants to the terms of the attached Class C Unit Grant Agreement as follows:

Name of Participant:

Total Number of Class C Units:

Initial Capital Account:	$0

Purchase Price:	$0

Date of Grant:

Vesting Schedule:

Vesting Commencement Date:

By your signature and the signature of the Company’s representative below, you and the Company agree that the Class C Units indicated above are granted under and governed by the terms and conditions of the Company’s Amended and Restated 2007 Equity Plan, dated February 18, 2010, the Class C Unit Grant Agreement and the Operating Agreement, each of which are attached to and made a part of this Notice of Class C Unit Grant. Section 14 of the Class C Unit Grant Agreement includes important acknowledgements of the Participant.

VECTOR STEALTH HOLDINGS II L.L.C.

By:	Vector SA Holdings, L.L.C., its Managing Member
By:	Vector Capital Partners III, L.L.C.,
its Managing Member

By:
Name:

PARTICIPANT

THE CLASS C UNITS GRANTED PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THE PARTICIPANT HEREBY AGREES THAT ALL UNITS ACQUIRED PURSUANT TO THIS AGREEMENT SHALL BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE LLC AGREEMENT.

VECTOR STEALTH HOLDINGS II, L.L.C.

AMENDED AND RESTATED 2007 EQUITY PLAN:

CLASS C UNIT GRANT AGREEMENT

THIS CLASS C UNIT GRANT AGREEMENT (the “Agreement”) is entered into as of February 18, 2010, by Vector Stealth Holdings II, L.L.C., a Delaware limited liability company (the “Company”), and                              (the “Participant”).

SECTION 1. GRANT OF CLASS C UNITS.

(a) Class C Units. On the terms and conditions set forth in the Notice of Class C Unit Grant and this Agreement, the Company grants to the Participant on the Date of Grant the number of Class C Units (the “Units”) set forth in the Notice of Class C Unit Grant.

(b) Purchase Price. The Participant shall pay to the Company the Purchase Price, if any, in a form permissible under Section 3 for Units granted under this Agreement as set forth in the Notice of Class C Unit Grant.

(c) Units with an Initial Capital Account of $0. The Units granted under this Agreement with a Purchase Price of $0 and an Initial Capital Account of $0 are intended to meet the definition of a “profits interest” in I.R.S. Revenue Procedure 93-27. Accordingly, at the time such Units are granted, such Units will not give the Participant a share of the proceeds if the Company’s assets were sold at fair market value and the proceeds of such disposition were distributed in complete liquidation of the Company immediately after the Date of Grant, but give the holder a right to share in the appreciation in the value of the Company from the date of receipt forward, as specifically provided in the Operating Agreement. In the event of any transaction described in Section 8(b) of the Plan, prior to the consummation of any such transaction so as to maintain the Participant’s exchange ratio, the Participant may contribute to the Company an amount equal to what the Purchase Price of the Units would have been if such Participant had purchased the Units for their Fair Market Value on the Date of Grant instead of acquiring the Units with an initial Capital Account of $0.

(d) Initial Capital Account. The Initial Capital Account of the Units, if any, shall be the amount set forth in the Notice of Class C Unit Grant.

(e) Member or Assignee of the Company. Upon the Date of Grant set forth in the Notice of Class C Unit Grant, the Participant shall be admitted as a Class C Member of the Company, subject to the terms of the Operating Agreement.

(f) Equity Plan and Operating Agreement. The Units are granted pursuant to the Plan and pursuant to the Operating Agreement, a copy of each of which the Participant acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. By executing this Agreement, the Participant shall be deemed to have executed a copy of the Operating Agreement and this Agreement shall constitute a “counterpart” to the Operating Agreement for purposes of Section 10.17 of the Operating Agreement. Participant acknowledges that he or she (i) has read the Operating Agreement, the Plan and this Agreement, (ii) accepts and agrees to be bound by the terms of the Operating Agreement, the Plan and this Agreement, and (iii) assumes all of the rights and obligations of a Class C Member of the Company. Schedule A of the Operating Agreement shall be amended to reflect (i) the grant of Units to the Participant under this Agreement and (ii) any forfeiture of Units by the Participant or repurchase of Units from the Participant by the Company. An amended Schedule A shall be kept on file at the principal office of the Company arid shall supersede all prior Schedules A and become part of the Operating Agreement. The Participant shall be entitled to review his or her Schedule A. No Participant, other than a Director, shall be entitled to receive a copy of, review or inspect any other Participant’s, Member’s or Assignee’s Schedule A. The Participant hereby waives any rights such Participant may otherwise have pursuant to the Act to receive, review or inspect, directly or indirectly, any other Participant’s, Member’s or Assignee’s Schedule A or any other books, records or documents containing substantially equivalent information.

(g) Withholding Taxes. The Participant shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the grant of Units under this Agreement or distributions with respect to such Units. The Participant shall also make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of the Units.

(h) Form W-9. The Participant shall deliver to the Company a duly completed and properly executed Substitute Form W-9. A Substitute Form W-9 is attached to this Agreement as Exhibit I.

(i) Defined Terms, Capitalized terms are defined in Section 15 of this Agreement.

SECTION 2. REPURCHASE AND FORFEITURE OF UNITS.

(a) Restricted Class C Units. Until the Units vest in accordance with Subsection (b) below, all non-vested Units shall be “Restricted Units.” Upon the termination of Service of the Participant for any reason the Company shall have the right to repurchase at the lower of the original Purchase Price paid therefor or the Fair Market Value of all or any portion of the Participant’s Restricted Units, which right may be exercised at any time and from time to time within ninety (90) days after the date of such termination. The Participant’s Restricted Units being repurchased that have an Initial Capital Account of $0 shall be forfeited to the Company without payment of consideration therefore and without the requirement of any action by the Company. The Company, however, may elect to allow the Participant to retain all or a portion of the Restricted Units.

(b) Vesting. The Units shall vest and shall become “Vested Units” as provided in the Vesting Schedule of the Notice of Class C Unit Grant. In addition, if the Participant’s employment is terminated as a result of an Involuntary Termination, the vesting of any Restricted Units shall be accelerated so that any portion or installment of any such Restricted Units scheduled to vest at any time during the twelve (12)-month period following the Severance Date shall not terminate as of the

Severance Date, but instead shall remain outstanding and vest effective as of the expiration of the Release Period. Furthermore, if the Participant’s employment is terminated as a result of an Involuntary Termination upon or within six (6) months following the date of a Change in Control (excluding any Change in Control as a result of an IPO) and VSH does not control the surviving entity, the vesting of any Restricted Unit shall be accelerated so that any portion or installment of any such Restricted Units scheduled to vest at any future date shall automatically vest as of the Severance Date, notwithstanding anything to the contrary in the preceding sentence. Moreover, if the Company is subject to a Liquidation Event before the Participant’s Service terminates the Restricted Units shall all become Vested Units if Section 8(b)(iii) of the Plan applies.

(c) Vested Class C Units. Upon the termination of Service of the Participant for any reason, the Company shall have the right to repurchase all or any portion of the Participant’s vested Class C Units at their Fair Market Value as of the date of termination, which right may be exercised at any time and from time to time within ninety (90) days after the date of such termination.

(d) Escrow. Upon issuance, the certificate(s) (if any) for Restricted Units shall be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. Any additional or exchanged securities or other property described in Subsection (f) below shall immediately be delivered to the Company to be held in escrow. All ordinary cash distributions on Restricted Units (or on other securities held in escrow) shall be paid directly to the Participant and shall not be held in escrow. Restricted Units, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company upon repurchase or forfeiture of such Units or (ii) released to the Participant upon his or her request to the extent that the Units have become Vested Units and ninety (90) days have lapsed since the date of the Participant’s termination of service, provided that such Units have not been reacquired by the Company.

(e) Distributions. If, before the Participant’s Units are fully Vested, the Participant’s Service is terminated by the Participant or by the Portfolio Company for any reason, any subsequent distributions (including, but not limited to, tax payment distributions) will be reduced such that, on a cumulative basis, the Participant will have received such amount of distributions as the Participant would have received had at all times the Participant held only his or her Vested Units, and no other Units. If the Company’s retention of subsequent distributions would not be adequate to reduce overall distributions to an amount equal to the distributions the Participant would have received only with respect his or her Vested Units, then at the Company’s request the Participant shall be required to promptly return the amount of distributions received by the Participant that exceed cumulative distributions with respect to his or her Vested Units.

(f) Termination of Rights as to Repurchased and Forfeited Unit. The Participant shall have no rights with respect to any Restricted Units that are repurchased or forfeited to the Company. Such Restricted Units shall be deemed to have been repurchased or forfeited pursuant to this Section 2, whether or not the certificate(s) (if any) for such Restricted Units have been delivered to the Company and whether or not the Company takes any action.

(g) Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, any other reorganization, a Unit split, a distribution of Units, an extraordinary distribution payable in a form other than cash or Units, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Restricted Units shall immediately be subject to the same vesting provisions that were applicable to such Restricted Units. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Restricted Units.

(h) Part-Time Employment and Leaves of Absence. If the Participant commences working on a part-time basis, then the Company may adjust the Vesting Schedule set forth in the Notice of Class C Unit Grant in accordance with the Portfolio Company’s part-time work policy or the terms of an agreement between the Participant and the Portfolio Company pertaining to his or her part-time schedule. If the Participant goes on a leave of absence, then the Company may adjust the Vesting Schedule set forth in the Notice of Class C Unit Grant in accordance with the Portfolio Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while the Participant is on a bona fide leave of absence, if (i) such leave was approved by the Portfolio Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Portfolio Company). Service shall be deemed to terminate when such leave ends, unless the Participant immediately returns to active work.

(i) Repurchased or Forfeited Unit. Any Units acquired by, or forfeited to, the Company shall be free and clear of all Encumbrances. The Company shall have the right to assign its right to purchase Units to another person. The closing of such purchase and sale shall take place on a date designated by the Company, which shall not be more than ninety (90) days following the date of notification to the Participant. The Company shall pay the purchase price, if any, for any Units in immediately available funds. Upon tender of payment of such purchase price, if any, thereupon and without any further action on the part of any person being necessary, all right, title and interest in and to the Units being purchased shall thereupon pass to the Company or its assignee. Without limitation of the foregoing, the parties and their transferees shall execute and deliver such certificates and other documents and take such further action as the Company or its assignee may reasonable request in order to further evidence the purchase and sale of the Units as contemplated hereby.

SECTION 3. PAYMENT FOR UNITS.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Services Rendered. At the discretion of the Board, the Units may be awarded in consideration of services rendered to the Portfolio Company or a Subsidiary prior to the award.

SECTION 4. NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Units under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Units under this Agreement to comply with any law.

SECTION 5. RESTRICTIONS ON TRANSFER.

(a) Transfer of Restricted Units. The Participant shall not transfer, assign, encumber or otherwise dispose of any Restricted Units without the Company’s written consent.

(b) Operating Agreement. Vested Units acquired under this Agreement shall be subject to the transfer provisions of the Operating Agreement, including (without limitation) any right of first refusal or buy/sell agreement.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company or the Company’s successor in a Liquidation Event or otherwise (collectively, the “Successor Entity”) of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Successor Entity’s initial public offering, the Participant or any holder of the Units acquired under this Agreement shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Units acquired under this Agreement (or other equity securities of the Successor Entity) without the prior written consent of the Successor Entity or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Successor Entity or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711 (f)(4) of the National Association of Securities Dealers and Rule 472(t)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two years after the date of the Successor Entity’s initial public offering. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Successor Entity’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Units subject to the Market Stand-Off, or into which such Units thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Successor Entity may impose stop-transfer instructions with respect to the Units acquired under this Agreement until the end of the applicable stand-off period. The Successor Entity’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Units registered in the public offering under the Securities Act.

(d) Securities Law Restrictions. Regardless of whether the offering and issuance of Units under this Agreement have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Units (including the placement of appropriate legends on Unit certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(e) Participant Representations. In connection with the issuance and acquisition of the Units under this Agreement, the Participant hereby represents and warrants to the Company as follows:

(i) The Participant is acquiring and will hold the Units for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii) The Participant understands that the Units have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Units must be held indefinitely, unless they are subsequently registered under the Securities Act or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Participant further acknowledges and understands that the Company is under no obligation to register the Units.

(iii) The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Participant acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv) The Participant will not sell, transfer or otherwise dispose of the Units in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Participant agrees that he or she will not dispose of the Units unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Units and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Units under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Units under the securities laws or regulations of any State.

(v) The Participant has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Units, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Units.

(vi) The Participant is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his or her financial condition, to hold the Units for an indefinite period and to suffer a complete loss of his or her investment in the Units.

(f) Rights of the Company. The Company shall not be required to (i) transfer on its books any Units that have been sold or transferred in contravention of this Agreement or the Operating Agreement or (ii) treat as a Member of the Company or as the owner of Units, or otherwise to accord voting, distribution or liquidation rights to, any transferee to whom Units have been transferred in contravention of this Agreement or the Operating Agreement.

(g) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 5 shall be conclusive and binding on the Participant and all other persons.

SECTION 6. ADJUSTMENT OF UNITS.

In the event of any transaction described in Section 8(a) of the Plan, the number of Units shall be adjusted as set forth in Section 8 of the Plan. In the event that the Company is a party to a merger, consolidation, exchange of equity interests or other Liquidation Event or Conversion or the Portfolio Company undergoes an IPO, the Units shall be subject to the agreement governing such transaction and the Operating Agreement, as provided in Section 8(b) of the Plan.

SECTION 7. SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Participant and the Participant’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or the Operating Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof or of the Operating Agreement.

SECTION 8. NO RETENTION RIGHTS.

Nothing in this Agreement shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Portfolio Company (or any Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 9. TAX ELECTION.

The acquisition of the Units may result in adverse tax consequences that may be avoided or mitigated by filing an election under Code Section 83(b). Such election may be filed only within 30 days after the date of purchase. The form for making the Code Section 83(b) election is attached to this Agreement as Exhibit II. The Participant should consult with his or her tax advisor to determine the tax consequences of acquiring the Units and the advantages and disadvantages of filing the Code Section 83(b) election. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file a timely election under Code Section 83(b), even if the Participant requests the Company or its representatives to make this filing on his or her behalf.

SECTION 10. LEGENDS.

All certificates evidencing Units shall bear the following legends:

“THE UNITS REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE UNITS (OR THE PREDECESSOR IN INTEREST TO THE UNITS) AND THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF THE COMPANY. SUCH AGREEMENTS GRANT TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE UNITS AND CERTAIN REPURCHASE AND FORFEITURE RIGHTS UPON TERMINATION OF SERVICE

WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER HEREOF WITHOUT CHARGE.”

“THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

If required by the authorities of any state in connection with the issuance of the Unit, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

SECTION 11. NOTICE.

Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company in accordance with this Section 11.

SECTION 12. ENTIRE AGREEMENT.

The Notice of Class C Unit Grant, this Agreement, the Plan, and the Operating Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

SECTION 13. CHOICE OF LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

SECTION 14. ACKNOWLEDGEMENTS AND AGREEMENTS OF THE PARTICIPANT.

(a) Tax Consequences. The Participant agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Participant’s tax liabilities. The Participant shall not make any claim against the Company, the Portfolio Company, or any of their Managing Members, officers, directors, managers or employees related to tax liabilities arising from the Participant’s ownership of Units or the Participant’s other compensation. Since Units are not traded on an established securities market, the determination of the Fair Market Value of the Units is made by the Board (subject to the approval of the Managing Member) or by an independent valuation firm retained by the Company. The Participant acknowledges that there is no guarantee in either case that the Internal Revenue Service will agree with the valuation, and the Participant shall not make any claim against the Company, the Portfolio Company, or any of their Managing Members, officers, directors, managers or employees in the event that the Internal Revenue Service asserts that the valuation was too low. The Participant acknowledges that he or she has received a copy of the Company’s explanation of the federal income tax consequences of owning the Units and has read such explanation. The Participant acknowledges that the Company has encouraged the Participant to consult his or her own adviser to determine the tax consequences of acquiring the Units at this time.

(b) Forms of Unit Ownership. The Participant acknowledges that he or she has received a copy of the Company’s explanation of the forms of ownership available for the Units (the “Ownership Explanation”) and had read such explanation. The Participant acknowledges that the Company has encouraged the Participant to consult his or her own adviser to determine the form of ownership that is appropriate for the Participant. In the event that the Participant chooses to transfer the Units to a trust, the Participant agrees to sign a Transfer Agreement.

(c) Electronic Delivery of Documents. The Participant agrees that the Company may deliver by email all documents relating to the Plan, this Agreement or the Units (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Participant by email.

(d) Sale Obligations. Except to the extent the following would violate California Corporations Code Section 25102(o) with respect to the Participant, the Participant covenants and agrees to do the following: (i) consent to, vote in favor of, and raise no objections against a Liquidation of the Company approved by the Managing Member, and if such Liquidation of the Company is structured as a sale of outstanding capital securities of the Company, to sell the Units and all other capital securities of the Company held by the Participant on the terms and conditions approved by the Managing Member; (ii) take all actions requested by the Managing Member that are necessary or desirable in connection with the consummation of a Liquidation of the Company, including, without limitation, waiving of all dissenting or appraisal rights available to the Participant under applicable laws; (iii) bear the Participant’s pro rata share (based upon the number of Units held by the Participant on a fully diluted basis) of the cost of any sale of capital securities of the Company in a Liquidation transaction of the Company to the extent such costs are incurred for the benefit of all members of the Company.

SECTION 15. DEFINITIQNS.

Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Operating Agreement As used in this Agreement:

(a) “Agreement” shall mean this Class C Unit Grant Agreement.

(b) “Assignee” shall mean a transferee of a Unit who has not been admitted as a Member, as provided in the Operating Agreement.

(c) “Board” shall mean the Portfolio Company Board, provided that any consent or determination of the Board shall require the consent of the director(s) representing the Vector Member.

(d) “Change in Control” shall have the meaning given such term in Section 5.5(f) of the Employment Agreement.

(e) “Class C Unit” shall have the meaning given such term in the Operating Agreement.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Company” shall mean Vector Stealth Holdings II, L.L.C., a Delaware limited liability company.

(h) “Consultant” shall mean a person who performs bona fide services for the Portfolio Company or a Subsidiary as a consultant or advisor, excluding Employees, Officers and Directors.

(i) “Date of Grant” shall mean the date specified in the Notice of Class C Unit Grant, which date shall be the later of (i) the date on which the Board resolved to grant the Units or (ii) the first day of the Participant’s Service.

(j) “Director” shall mean a person who serves as a Director of the Portfolio Company.

(k) “Employee” shall mean any individual who is a common-law employee of the Portfolio Company or a Subsidiary.

(l) “Employment Agreement” shall mean the employment agreement entered into by SafeNet, Inc. and the Participant on                     .

(m) “Encumbrances” shall mean all security interests, title defects or objections, mortgages, liens, claims, charges, rights of others, pledges or other encumbrances of any nature whatsoever, including licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, infringements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature.

(n) “Fair Market Value” shall mean the fair market value of a Class C Unit, as reasonably determined by the Board in its good faith, using the liquidation value (the “Liquidation Value”) of such Class C Unit within the meaning of IRS Revenue Procedure 93-27. Such determination shall be conclusive and binding on all persons.

(o) “Initial Capital Account” shall mean the amount indicated as the Initial Capital Account in the Notice of Class C Unit Grant.

(p) “Involuntary Termination” shall have the meaning given such term in Section 5.5(d) of the Employment Agreement.

(q) “Liquidation Event” shall have the meaning given such term in the Plan.

(r) “Managing Member” shall mean the Managing Member of the Company as defined in the Operating Agreement.

(s) “Member” shall mean a person who is a Member of the Company pursuant to the Operating Agreement.

(t) “Notice of Class C Unit Grant” shall mean the document so entitled to which this Agreement is attached.

(u) “Officer” shall mean any individual who is an officer of the Portfolio Company or a Subsidiary.

(v) “Operating Agreement” shall mean the Vector Stealth Holdings II, L.L.C. Third Amended and Restated Operating Agreement dated as of March 20, 2009, as amended from time to time, or any successor agreement.

(w) “Participant” shall mean the person named in the Notice of Class C Unit Grant.

(x) “Plan” shall mean the Vector Stealth Holdings II, L.L.C. Amended and Restated 2007 Equity Plan, dated February 18, 2010.

(y) “Purchase Price” shall mean the amount paid for a Unit under this Agreement as indicated in the Notice of Class C Unit Grant.

(z) “Release Period” shall have the meaning given such term in Section 5.4(a) of the Employment Agreement.

(aa) “Restricted Units” shall mean Units granted under this Agreement that are not Vested Units.

(bb) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cc) “Service” shall mean service as an Employee, Officer, Director or Consultant of the Portfolio Company or a Subsidiary.

(dd) “Severance Date” shall have the meaning given such term in Section 5.3 of the Employment Agreement.

(ee) “Subsidiary” means any entity (other than the Portfolio Company) in an unbroken chain of entities beginning with the Portfolio Company, if each of the entities other than the last entity in the unbroken chain owns shares, units or interests possessing 50% or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ff) “Unit” shall mean (i) one Class C Unit and as adjusted in accordance with Section 8 of the Plan (if applicable), and (ii) any security into which such Unit is converted, including (without limitation) any security issued in a Liquidation Event.

(gg) “Vest” shall mean the times when Units cease to be subject to repurchase or forfeiture in accordance with Section 2 of this Agreement and the Vesting Schedule of the Notice of Class C Unit Grant.

(hh) “Vested Units” shall mean Units granted under this Agreement that have vested in accordance with Section 2 of this Agreement and the Vesting Schedule of the Notice of Class C Unit Grant.